Exhibit 99.3

RISK FACTORS

In addition to the other information set forth below and in this Current Report on Form 8-K, you should carefully consider the factors discussed in the Registration Statement on Form S-4 (Registration No. 333-186624) filed by KCG with respect to the Mergers and the Current Report on Form 8-K filed by KCG with the SEC on July 1, 2013, which could materially affect our business, financial condition or future results.

Risk Factors Relating to the Mergers

The market price for KCG Class A Common Stock may be affected by factors different from those that historically have affected Knight

KCG’s businesses differ from those of Knight and the results of operations of KCG will be affected by some factors that are different from those that affected the results of operations of Knight. For example, KCG’s high frequency trading operations are more substantial than those of Knight on a stand-alone basis. High frequency trading continues to be the focus of extensive and rigorous regulatory scrutiny by federal, state and foreign regulators and self-regulatory organizations, which we refer to as SROs. Knight’s market making segment primarily includes client-facing market making activities, while GETCO’s market making activities have historically been non-client-facing (i.e., proprietary). Following the Mergers, KCG’s operations include both substantial client- and non-client facing activities. Accordingly, KCG may be affected by factors relating to both such types of market making activities, including client sensitivities to KCG’s non-client trading activities such as high frequency trading operations. KCG’s clients may also be sensitive to the need to ensure proper information barriers are created between KCG’s high frequency trading operations and its client-facing market making activities. Further, GETCO was a private company prior to completion of the Mergers. As a public company, KCG’s business and operations, including the business and operations conducted by GETCO prior to the completion of the Mergers, are subject to public company requirements, including periodic reporting requirements, compliance with the standards contemplated by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the SEC, which we refer to as the Sarbanes-Oxley Act, and scrutiny by industry or financial analysts. As a result of the above, the market price of KCG Class A Common Stock may be subject to regulatory and client risk and be affected by KCG’s ability to comply with public company requirements, which were not applicable to GETCO prior to the completion of the Mergers.

KCG has significant leverage

As a result of the Mergers, KCG has significantly more leverage than either Knight or GETCO did independently prior to the Mergers. The total amount of funds required to pay the cash portion of the merger consideration, refinance substantially all of Knight’s and GETCO’s existing long-term debt, and pay related fees and expenses, was approximately $1.2 billion, which was funded through a combination of cash on hand at Knight and GETCO, the contribution in cash of $55.0 million from the equity financing by affiliates of General Atlantic and the proceeds of the first lien credit facility and an offering of senior secured second lien notes.

As a result of the credit facility entered into, and the notes issued, in connection with the Mergers, KCG has a significant amount of leverage. This leverage may have important negative consequences for KCG, including:

•	increasing its vulnerability to general adverse economic and industry conditions;

•

requiring it to dedicate a portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	making it difficult for it to optimally manage the cash flow for its businesses;

•	limiting its flexibility in planning for, or reacting to, changes in its businesses and the markets in which it operates;

•	placing it at a competitive disadvantage compared to its competitors that have less debt;

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subjecting it to a number of restrictive covenants that, among other things, limit its ability to pay dividends and distributions, make acquisitions and dispositions, borrow additional funds, and make capital expenditures and other investments, and

•	exposing it to interest rate risk due to the variable interest rate on borrowings under its credit facility.

KCG’s ability to make payments of the principal on and refinance its indebtedness will depend on its future performance, its ability to generate cash flow and market conditions, each of which is subject to economic, financial, competitive and other factors beyond its control. KCG’s business may not continue to generate cash flow from operations sufficient to service its debt and make necessary capital expenditures. If KCG is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt, undertaking additional borrowings or issuing additional debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. KCG’s ability to refinance all or a portion of its indebtedness will depend on the capital markets, the credit markets and its financial condition at such time. KCG may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in increased financing costs or a default on its debt obligations.

KCG may fail to realize the anticipated benefits of the Mergers

The success of the Mergers will depend on, among other things, KCG’s ability to combine the businesses of GETCO and Knight in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Knight or GETCO nor result in materially decreased revenues due to loss of customers. If KCG is not able to successfully achieve these objectives, the anticipated benefits of the Mergers may not be realized fully or at all or may take longer to realize than expected.

Moreover, certain key employees of Knight and GETCO that KCG wishes to retain may elect to terminate their employment after the Mergers, which could delay or disrupt the integration process or the current KCG businesses. It is possible that the post-closing integration process could result in the disruption of GETCO’s or Knight’s ongoing businesses or cause issues with standards, controls, procedures and policies that adversely affect the ability of GETCO or Knight to maintain relationships with customers and employees or to achieve the anticipated benefits of the Mergers.

The market price of KCG Class A Common Stock may decline if, among other factors, the integration of the Knight and GETCO businesses is unsuccessful, the operational cost savings estimates are not realized, key employees leave KCG, or the transaction costs related to the Mergers are greater than expected. The market price of KCG Class A Common Stock also may decline if KCG does not achieve the perceived benefits of the Mergers as rapidly as, or to the extent, anticipated by financial or industry analysts or if the effect of the Mergers on KCG’s financial results is not consistent with the expectations of financial or industry analysts.

Shares of KCG Class A Common Stock are subject to dilution as a result of exercise of the warrants

The shares of KCG Class A Common Stock are subject to dilution upon exercise of the warrants issued in connection with the Mergers. Approximately 24.3 million shares of KCG Class A Common

Stock may be issued in connection with exercise of the warrants. These warrants have exercise prices ranging from $12.00 to $15.00 and terms of between four and six years. The warrants may be exercised at any time, even if the current market price of the KCG Class A Common Stock is below the applicable exercise price.

The market price of KCG Class A Common Stock will likely be influenced by the warrants. For example, the market price of KCG Class A Common Stock could become more volatile and could be depressed by investors’ anticipation of the potential resale in the market of a substantial number of additional shares of KCG Class A Common Stock received upon exercise of the warrants.

Knight and GETCO incurred and KCG will continue to incur substantial transaction-related costs in connection with the Mergers

Knight and GETCO incurred a number of non-recurring transaction-related costs associated with completing the Mergers, and KCG has incurred and expects to continue to incur costs relating to combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, severance and benefit costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of Knight and GETCO. These costs could have a material adverse effect on KCG’s financial condition and operating results.

There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset these and other incremental transaction-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all.

The liquidity of the KCG common stock may be less than that of Knight common stock prior to the Mergers.

The number of outstanding shares of KCG common stock following the mergers is significantly less than number of outstanding shares of Knight common stock immediately prior to the Mergers. As of August 7, 2013, there were 120.9 million shares of KCG common stock outstanding, compared to approximately 374.8 million shares of Knight common stock outstanding as of May 1, 2013 (in each case, including RSUs). The lower number of shares of KCG common stock outstanding following the Mergers, relative to the shares of Knight common stock outstanding prior to the completion of the Mergers, may result in relatively lower liquidity in the market for the shares of KCG common stock, which in turn may increase the transaction costs of buying and selling the shares.

Risk Factors Relating to KCG

A number of industry-related risks may adversely affect the business, financial condition and operating results of KCG. The risks described below are all material risks currently known to be facing KCG. Additional risks and uncertainties not currently known to us also may adversely affect our business, financial condition and/or operating results in a material manner. In addition, KCG may also be affected by general risks not directly related to its business, including, but not limited to, acts of war, terrorism and natural disasters.

Conditions in the financial services industry and the securities markets may adversely affect KCG’s trading volumes and market liquidity

KCG’s revenues are primarily transaction-based, and declines in global trading volumes, volatility levels, securities prices, commission rates or market liquidity could adversely affect the business and its profitability. To date in 2013, conditions in the financial services industry and across the securities markets are best characterized as stable with low trading volumes and volatility levels. There is no single factor or trend suggesting either a clearly favorable or adverse opportunity set for KCG’s current businesses.

Market conditions, however, are not static. There may be periods when these conditions may have an adverse impact on KCG’s business and profitability, such as those witnessed in 2012. Declines in the volume of equities, fixed income and other financial transactions will generally result in lower revenues from market making and transaction execution activities. Lower levels of volatility, which tends to be correlated with trading volume, will have the same directional impact. Lower price levels of securities and other instruments, as well as tighter spreads, can result in reduced revenue capture, and thereby reduced profitability from trade executions. Increased competition can pressure commission rates, spreads and related fee schedules. Declines in market values of securities or other financial instruments can result in illiquid markets, which can increase the potential for losses on securities or other instruments held in inventory, the failure of buyers and sellers to fulfill their obligations and settle their trades, and increases in claims and litigation. Accordingly, reductions in trading volumes, volatility levels, securities prices, commission rates or market liquidity could materially affect KCG’s business and profitability.

KCG’s future operating results may fluctuate significantly as a result of numerous factors

KCG may experience significant variation in its future results of operations. These fluctuations in KCG’s future performance may result from numerous factors, including, among other things, global financial market conditions and the resulting competitive, credit and counterparty risks; cyclicality, seasonality and other economic conditions; the value of KCG’s securities positions and other financial instruments and KCG’s ability to manage the risks attendant thereto; the volume, notional dollar value traded and volatility levels within the core markets where KCG’s market making and trade execution businesses operate; the composition, profile and scope of KCG’s relationships with institutional and broker-dealer clients; the performance, size and volatility of KCG’s client market making portfolios; the performance, size and volatility of KCG’s non-client principal trading activities (including high frequency trading); KCG’s ability to design, build and effectively deploy the necessary technologies and operations to support all of its trading activities and enable KCG to remain competitive across markets and geographies; the effectiveness of KCG’s self-clearing and futures platforms and KCG’s ability to manage risk related thereto; our ability to prevent erroneous trade orders from being submitted by KCG on account of technology or other issues (such as the events that occurred at Knight on August 1, 2012) and avoiding the consequences thereof; changes in payments for order flow or in clearing, execution and regulatory transaction costs; the addition or loss of executive management, sales, trading and technology professionals; geopolitical, legislative, legal, regulatory, and financial reporting changes specific to financial services and global trading; legal or regulatory matters and proceedings; KCG’s high level of indebtedness and covenants that limit its operational flexibility and increase sensitivity to interest rate movements; the amount, timing and costs of business divestitures/acquisitions or strategic investments; the integration of the businesses of Knight and GETCO; KCG’s ability to eliminate certain duplicative costs and realize other efficiencies and revenue opportunities as a result of the Mergers; the integration, performance and operation of acquired businesses; investor sentiment; technological changes and events.

Such factors may also have an impact on KCG’s ability to achieve its strategic objectives, including, without limitation, increases in market share, growth and profitability in its operating segments. If demand for KCG’s services declines or its performance deteriorates significantly due to any of the above factors, and KCG is unable to adjust its cost structure on a timely basis, its operating results could be materially and adversely affected.

KCG trading activities will expose it to the risk of significant losses

KCG conducts the majority of its trading activities as principal, which subjects its capital to significant risks. These activities involve the purchase, sale or short sale of securities and other financial instruments for KCG’s own account and, accordingly, involve risks of price fluctuations and illiquidity, or rapid changes in the liquidity of markets that may limit or restrict KCG’s ability to either resell securities or other financial instruments KCG purchases or to repurchase securities or other financial instruments KCG sells in such transactions. From time to time, KCG may have large position concentrations in securities or other financial instruments of a single issuer or issuers engaged in a specific industry, which could result in higher trading losses than would occur if KCG’s positions and activities were less concentrated. Neither Knight nor GETCO historically maintained such large position concentrations in the ordinary course of its business, but both Knight and GETCO have nonetheless occasionally acquired or held such positions as a result of various market conditions or other facts or circumstances. The performance of KCG’s trading activities primarily depend upon its ability to attract order flow, the composition and profile of its order flow, the dollar value of securities and other financial instruments traded, the performance, size and volatility of KCG’s market making portfolios, the performance, size and volatility of KCG’s client and non-client principal trading activities (including high frequency trading), market interaction, the skill of KCG’s trading personnel, the ability of KCG to design, build and effectively deploy the necessary technologies and operations to support all of its trading activities and enable KCG to remain competitive, general market conditions, effective hedging strategies and risk management processes, the price volatility of specific securities or other financial instruments, and the availability and allocation of capital. To attract order flow, KCG must be competitive on price, size of securities positions and other financial instruments traded, liquidity offerings, order execution speed, technology, reputation, payment for order flow, and client relationships and service. In KCG’s role as a market maker, it attempts to derive a profit from the difference between the prices at which it buys and sells securities. However, competitive forces and regulatory requirements often require KCG to match, or improve upon, the quotes other market makers display and to hold varying amounts of securities in inventory. By having to maintain inventory positions, KCG is subject to a high degree of risk. There can be no assurance that KCG will be able to manage such risk successfully or that KCG will not experience significant losses from such activities. For example, on August 1, 2012, at the open of trading at the NYSE, Knight experienced a technology issue related to the installation of trading software which resulted in Knight’s broker dealer subsidiary, Knight Capital Americas LLC, sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market. Knight Capital Americas LLC subsequently traded out of its entire erroneous trade position, which resulted in a realized pre-tax loss of approximately $457.6 million. All of the above factors could have a material adverse effect on KCG’s business, financial condition and operating results.

Regulatory and legal uncertainties could harm KCG’s business

The capital markets industry in the U.S. and the foreign jurisdictions in which KCG conducts its business is subject to extensive oversight under federal, state and applicable foreign laws, rules and regulations, as well as the rules of SROs. Broker-dealers, investment advisors, mortgage brokers and financial services firms are subject to regulations concerning all aspects of their businesses, including trade practices, best execution practices, capital adequacy, record-keeping, anti-money laundering, fair and requisite disclosure, and the conduct of their officers, supervisors and employees. KCG’s operations and profitability may be directly affected by, among other things, additional legislation or regulation, or changes in rules promulgated by domestic or foreign governments or regulators; and changes in the interpretation or enforcement of existing laws, regulations and rules. Failure to comply with these laws, rules or regulations could result in, among other things, administrative or court proceedings, censure, fines, the issuance of cease-and-desist orders or injunctions, loss of membership, or the suspension or disqualification of the market participant or broker-dealer, and/or their officers, supervisors or employees. KCG’s ability to comply with applicable laws, regulations and rules is largely dependent on its internal systems to ensure compliance, as well as its ability to attract and retain qualified compliance personnel. Each of KCG’s regulators engages in a series of periodic and special examinations and investigations to monitor compliance with such laws, rules and regulations that may result in disciplinary actions in the future due to alleged noncompliance. KCG is currently the subject of regulatory reviews and investigations that may result in disciplinary actions in the future due to alleged non-compliance.

Federal, state and foreign legislators, regulators and SROs are constantly proposing, or enacting, new regulations which may impact KCG’s business. These include rules regarding: a consolidated audit trail designed to improve the ability of the SEC and others to oversee trading in the U.S. securities markets, private or over-the-counter markets, sometimes referred to as dark liquidity pools, increased transaction and other fees, transaction taxes, enhanced requirements regarding market access (including SEC Rule 15c3-5) and for technology testing and implementation, increased obligations for market makers, higher capital requirements, and order routing limitations. A number of new regulations that impact market makers were recently either adopted or implemented. Additionally, Section 31 fees, sometimes described as “SEC Fees”, are reviewed regularly. These could increase substantially in the future in order to recover the costs incurred by the government, including the SEC, for supervising and regulating the securities markets.

Further, in January 2010, the SEC issued a Concept Release seeking public comment on certain market structure issues such as high frequency trading, the colocation of servers with exchange matching engines, off-exchange trading, including internalization where brokers match orders with their own inventory, and markets that do not publicly display price quotations including dark liquidity pools. In particular, high frequency trading continues to be the focus of extensive and rigorous regulatory scrutiny by federal, state and foreign regulators and SROs, and such scrutiny is likely to continue. Although no rules have yet been proposed in the U.S., there are market participants that continue to call upon the U.S. Congress and the SEC to propose and adopt rules that could curtail (or eliminate) high-frequency trading in some fashion, including: restrictions on colocation, order-to-execution ratios, minimum quote life, and further transaction taxes.

In addition, the financial services industry in many foreign countries is heavily regulated, much like the U.S. The varying compliance requirements of these different regulatory jurisdictions and other factors may limit KCG’s ability to conduct business or expand internationally. For example, the Markets in Financial Instruments Directive, which we refer to as the MiFID, which was implemented in November 2007, continues to be under review by the European Parliament. In October 2012, the European Parliament adopted, with amendments, MiFID 2/MiFIR. MiFID 2/MiFIR will not be finalized until completion of trialogues among the European Commission, European Parliament, and Council of the European union, which may begin in the third quarter of 2013. The MiFID 2/MiFIR proposals include many changes likely to affect KCG’s business. For example, the current proposal would require firms like KCG to conduct all trading on European markets through authorized investment firms. MiFID 2/MiFIR will also require certain types of firms, including KCG, to post firm quotes at competitive prices and will supplement current requirements with regard to investment firms’ risk controls related to the safe operation of electronic system. MiFID 2/MiFIR may also impose additional requirements on trading platforms on which KCG will trade, such as a minimum order resting time, cancellation fees, circuit breakers, and limits on the ratio of unexecuted orders to trades. Each of these proposals may impose technological and compliance costs on KCG as a participant in those trading platforms.

In addition, public debate in Europe regarding high-frequency trading is leading policymakers to consider laws and regulations that may impact KCG’s business. For example, France and Italy have adopted a financial transactions tax. In addition, in Germany, proposed legislation could, among other things, place limits on order-to-execution ratios and require all high-frequency traders on German exchanges to be authorized to trade in Germany.

Any of these laws, rules or regulations, if adopted, as well as any regulatory or legal actions or proceedings, changes in legislation or regulation, and changes in market customs and practices could have a material adverse effect on KCG’s business, financial condition and operating results.

Urban Financial Group, Inc., which we refer to as Urban, which was acquired by Knight in 2010, is subject to a complex and diverse framework of federal, state, and local laws and regulations. Failure to adhere to these laws and regulations could result in written citation, fines, suspension, or potential loss of licensing.

KCG’s business is subject to substantial risk from litigation, regulatory investigations and potential liability under federal, state and international laws, rules and regulations

Many aspects of KCG’s business involve substantial risks of liability. KCG is exposed to potential liability under federal, state and foreign securities laws, other federal, state and foreign laws and court decisions, as well as rules and regulations promulgated by U.S. and foreign regulators. KCG is also be subject to the risk of potential litigation. From time to time, Knight and GETCO, and certain of its past and present officers, directors and employees, were, and KCG may be in the future, named as parties in legal actions, regulatory investigations and proceedings, arbitrations and administrative claims and have been subject to claims alleging the violation of such laws, rules and regulations, some of which have resulted in the payment of fines, awards, judgments and settlements. Moreover, KCG may be required to indemnify past and present officers, directors and employees in regards to these matters (including officers, directors and employees of Knight and GETCO). Certain corporate events, such as a reduction in KCG’s workforce, could also result in additional litigation or arbitration.

KCG could incur significant legal expenses in defending such litigations or proceedings. An adverse resolution of any current or future lawsuits, legal or regulatory proceedings or claims against KCG could have a material adverse effect on its business and reputation, financial condition and operating results. By way of example, litigation, regulatory and liability risks may arise, and the Knight technology issue of August 1, 2012 and related events are an example of developments that may result in these risks being realized.

Substantial competition could reduce KCG’s market share and harm KCG’s financial performance

All aspects of KCG’s business are intensely competitive. KCG faces competition in its businesses primarily from global, national and regional broker-dealers, exchanges, and alternative trading systems, which we refer to as ATSs. ATSs include crossing networks that match orders in private or without a public quote, electronic communication networks that match orders off-exchange based on a displayed public quote, which we refer to as ECNs, and dark liquidity pools which offer a variety of market models enabling investors to trade off-exchange. Equities competition is based on a number of factors, including KCG’s execution standards (e.g., price, liquidity, speed and other client-defined measures), client relationships and service, reputation, payment for order flow, market structure, product and service offerings, and technology. KCG will continue to face intense competition in connection with its high frequency trading activities, and KCG’s ability to effectively compete will depend on a number of factors including its ability to design, build and effectively deploy the necessary technologies and operations to support all of its trading activities. A number of competitors of KCG’s businesses have greater financial, technical, marketing and other resources than KCG. Some of KCG’s competitors offer a wider range of services and financial products than KCG does and have greater name recognition and a more extensive client base. These competitors may be able to respond more quickly than KCG to new or evolving opportunities and technologies, market changes, and client requirements and may be able to undertake more extensive promotional activities and offer more attractive terms to clients. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. It is possible that new competitors, or alliances among competitors, may also emerge and they may acquire significant market share. The trend toward increased competition in KCG’s businesses is expected to continue and it is possible that KCG’s competitors may acquire increased market share.

As a result of the above, there can be no assurance that KCG will be able to compete effectively with current or future competitors, which could have a material adverse effect on KCG’s business, financial condition and operating results.

KCG could lose significant sources of revenues if it loses any of its larger clients

At times, a limited number of clients could account for a significant portion of KCG’s order flow, revenues and profitability, and KCG expects a large portion of the future demand for, and profitability from, its trade execution services to remain concentrated within a limited number of clients. Although neither Knight nor GETCO had any individual non-affiliate clients which it considered to be significant in 2012, 2011 or 2010 (which each of Knight and GETCO considered to be any client who accounted for 10% or more of its U.S. equity dollar value traded or fixed income value traded), the loss of one or more larger clients could nonetheless have an adverse effect on KCG’s revenues and profitability following the completion of the Mergers.

None of KCG’s clients is currently contractually be obligated to utilize KCG for trade execution services and, accordingly, these clients may direct their trade execution activities to other execution providers or market centers at any time. Some of these clients have grown organically or acquired market makers and specialist firms to internalize order flow or will have entered into strategic relationships with competitors. There can be no assurance that KCG will be able to retain these major clients or that such clients will maintain or increase their demand for KCG’s trade execution services. There is a risk that the Mergers themselves (i.e., the combination of Knight and GETCO), could cause certain former clients of either firm to reduce the orders they send to KCG or to cease trading with KCG altogether. The loss of that order flow could have a material adverse impact on KCG’s business. Further, the integration process related to the Mergers could result in disruption to KCG’s ongoing businesses or cause issues with standards, controls, procedures and policies that adversely affect the ability of KCG to maintain relationships with customers, or to solicit new customers. The loss, or a significant reduction, of demand for KCG’s services from any of these clients could have a material adverse effect on KCG’s business, financial condition and operating results. By way of example, as a result of the aforementioned Knight technology issue on August 1, 2012 and the resultant loss, Knight experienced reduced order flow from its clients and lost certain clients. In July 2012, Knight executed approximately 60 million market making trades in U.S. equities, while in August and September 2012 Knight executed approximately 45 million and approximately 51 million of such trades, respectively (such trades having returned to more normalized levels since September 2012). Losses similar to these could have a material adverse impact on KCG’s business. There is a risk that order flow from former clients of Knight may not return to historical levels.

Exposure to credit risk may adversely affect KCG’s results of operations

KCG will be at risk if issuers whose securities or other instruments KCG holds, customers, trading counterparties, counterparties under derivative contracts or financing agreements, clearing agents, exchanges, clearing houses or other financial intermediaries or guarantors default on their obligations to KCG due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Such defaults could have a material adverse effect on KCG’s results of operations, financial condition and cash flows.

KCG conducts the majority of its trade executions as principal or riskless-principal with broker-dealers, financial services firms and institutional counterparties. KCG self-clears a considerable portion of its trade executions, which requires that KCG compare and match trades, record all transaction details, finance inventory and maintain deposits with clearing organizations, rather than rely upon an outside party to provide those services. When KCG self-clears its securities transactions, it is required to hold the securities subject to those transactions until the transactions settle, which typically occurs three trading days following the date of execution of the transaction. During the period of time from the execution to the settlement of a securities transaction, the securities to be transferred in the transaction may incur a significant change in value or the counterparty to the transaction may become insolvent, may default on its obligation to settle the transaction or may otherwise become unable to comply with its securities financing contractual obligations, resulting in potential losses to KCG. KCG is also exposed to credit risk from its counterparties when it self-clears securities transactions and when it clears securities transactions through an unaffiliated clearing broker, the latter of which is the case with a minority of KCG’s trade executions. Counterparty credit risk relates to both the deposits held with clearing organizations and instances where a trade might have failed, or be contested, adjusted or generally deviate from the terms understood at the time of execution. Under the terms of the agreements between KCG and its clearing brokers, the clearing brokers have the right to charge KCG for losses that result from a counterparty’s failure to fulfill its contractual obligations. No assurance can be given that any such counterparty will not default on its obligations, which default could have a material adverse effect on KCG’s business, financial condition and operating results.

Self-clearing exposes KCG to significant operational, financial, and liquidity risks

In 2009, Knight undertook an initiative to self-clear its securities transactions using an internally-developed platform. In addition, GETCO historically self-cleared a portion of its transactions. These practices remain with KCG, which self-clears substantially all of its domestic and international equities transactions using proprietary platforms and intends to expand self-clearing across product offerings and asset classes in the future. Self-clearing requires KCG to finance the majority of its inventory and maintain margin deposits at clearing organizations. Self-clearing exposes KCG’s business to operational risks, including business and technology disruption, operational inefficiencies, liquidity and financing risks and potentially increased expenses and lost revenue opportunities. While KCG’s clearing platform, operational processes, enhanced infrastructure, and current and future financing arrangements, have been carefully designed, KCG may nevertheless encounter difficulties that may lead to operating inefficiencies, including technology issues, dissatisfaction amongst KCG’s client base, disruption in the infrastructure that supports the business, inadequate liquidity (as Knight experienced during the events of August 1, 2012), increased margin requirements with clearing organizations and counterparties who provide financing with respect to inventories, reductions in available borrowing capacity and financial loss. Any such delay, disruption, expense or failure could adversely affect KCG’s ability to effect transactions and manage its exposure to risk. Moreover, any of these events could have a material adverse effect on KCG’s business, financial condition and operating results.

KCG may not be able to keep up with rapid technological and other changes or adequately protect its intellectual property

The markets in which KCG competes are characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing client demands. If KCG is not able to keep up with these rapid changes on a timely and cost-effective basis, it may be at a competitive disadvantage. The widespread adoption of new internet, networking or telecommunications technologies or other technological changes could require KCG to incur substantial expenditures to modify or adapt our services or infrastructure. Any failure by KCG to anticipate or respond adequately to technological advancements (including advancements related to telecommunications, data transfer, execution and messaging speeds), client requirements or changing industry standards or to adequately protect its intellectual property, or any delays in the development, introduction or availability of new services, products or enhancements, could have a material adverse effect on KCG’s business, financial condition and operating results.

Capacity constraints, systems failures and delays could harm KCG’s business

KCG’s business activities are heavily dependent on the integrity and performance of the computer and communications systems supporting them and the services of certain third parties. KCG’s systems and operations are vulnerable to damage or interruption from human error, technological or operational failures, natural disasters, power loss, computer viruses, intentional acts of vandalism, terrorism and other similar events. Extraordinary trading volumes or other events could cause KCG’s computer systems to operate at an unacceptably slow speed or even fail. In addition, the challenges associated with integrating Knight’s and GETCO’s technology may heighten such vulnerabilities or constraints. While KCG has invested significant amounts of capital to upgrade the capacity, reliability and scalability of its systems, there can be no assurance that its systems will be sufficient to handle current or future trading volumes and modifications themselves may result in unanticipated and undesirable consequences. For example, the August 1, 2012 Knight technology issue that led to the aforementioned trading losses related to an update of trading software. Although KCG will continually update and modify its trading software in response to changes in its business, rule changes and for various other reasons, there will be no assurances that such updates and modifications to KCG’s trading software will not result in future trading losses. Many of KCG’s systems are, and much of its infrastructure is, designed to accommodate additional growth without material redesign or replacement; however, KCG may need to make significant investments in additional hardware and software to accommodate growth. Failure to make necessary expansions and upgrades to its systems and infrastructure could lead to failures and delays. Such failures and delays could cause substantial losses for KCG and for its clients and could subject KCG to claims from its clients for losses, including litigation claiming, among other matters, fraud or negligence. In the past, the trading systems of both Knight and GETCO experienced performance issues that resulted in some clients’ orders being executed at prices they did not anticipate. From time to time, Knight and GETCO have reimbursed their respective clients for losses incurred in connection with systems failures and delays.

Capacity constraints, systems failures and delays may occur in the future and could cause, among other things, unanticipated problems with KCG’s trading or operating systems, disruptions in our client and non-client market making activities, disruptions in service to our clients, slower system response times resulting in transactions not being processed as quickly as KCG’s clients desire, decreased levels of client service and client satisfaction, and harm to KCG’s reputation. If any of these events were to occur, KCG could suffer substantial financial losses, a loss of clients, or a reduction in the growth of its client base, increased operating expenses, litigation or other client claims, and regulatory sanctions or additional regulatory burdens.

For example, the aforementioned technology issue resulted in Knight’s trading systems not functioning properly, resulting in Knight’s broker dealer subsidiary, Knight Capital Americas LLC, sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market. As a result of trading out of its entire erroneous trade position, Knight realized a pre-tax loss of approximately $457.6 million. There is no assurance that KCG will not be faced with the same or similar occurrence in the future.

Knight and GETCO developed business continuity capabilities that could be utilized in the event of a disaster or disruption, and KCG inherited these capabilities. The challenges associated with integrating Knight’s and GETCO’s business continuity capabilities following the completion of the Mergers may heighten such vulnerabilities or constraints. Since the timing and impact of disasters and disruptions are unpredictable, KCG has to be flexible in responding to actual events as they occur. Significant business disruptions can vary in their scope. A disruption might only affect KCG, a building that KCG occupies, a business district in which KCG is located, a city in which KCG is located or an entire region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. KCG’s business continuity facilities are designed to allow it to substantially continue operations if KCG is prevented from accessing or utilizing its primary offices for an extended period of time. Although

KCG has employed significant effort to develop, implement and maintain reasonable business continuity plans, KCG will not be able to guarantee its systems will properly or fully recover after a significant business disruption in a timely fashion. If KCG is prevented from using any of its current trading operations or any third party services, or if its business continuity operations do not work effectively, KCG may not have complete business continuity. This could have a material adverse effect on KCG’s business, financial condition and operating results.

KCG could experience additional losses and liabilities as a result of the technology issue that arose and impacted Knight on August 1, 2012, and the events of August 1, 2012 could cause customers and counterparties to lose confidence in KCG’s systems and adversely affect KCG’s reputation, results of operations and ability to attract and maintain its business, and may also result in lawsuits, regulatory investigations and other burdensome costs for KCG

Knight experienced a technology issue at the opening of trading at the NYSE on August 1, 2012. This issue was related to its installation of trading software and resulted in Knight’s broker dealer subsidiary, Knight Capital Americas LLC, sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market. Although this software was subsequently removed from Knight’s systems and the software issue was limited to the routing of certain NYSE-listed stocks, it resulted in Knight realizing a pre-tax loss of approximately $457.6 million. This severely impacted Knight’s capital base and business operations, and Knight experienced reduced order flow, liquidity pressures and harm to customer and counterparty confidence.

On account of this technology issue and its impact, Knight is currently subject to litigation by former stockholders alleging that were been damaged by this technology issue. In addition, Knight is subject to an investigation by the SEC relating to the technology issue, and other regulatory or governmental agencies may decide to conduct further investigations into similar issues and related matters. While KCG is unable to predict the outcome of any existing or future litigation or regulatory or governmental investigation, an unfavorable outcome in one or more of these matters could have a material adverse effect on KCG’s financial condition or ongoing operations. In addition, KCG may incur significant expenses in defending against the existing litigation or any other future litigation, or in connection with any regulatory or governmental investigations, and in implementing technical changes and remedial measures which may be necessary or advisable. KCG may also be required to take remedial steps that could be burdensome for its business operations.

Additionally, if existing or potential future clients and/or counterparties do not believe that KCG has addressed the technology issues related to the events of August 1, 2012, or if they have concerns about future technology issues, this could cause existing or future customers of KCG to lose confidence in KCG’s systems and could adversely affect its reputation and its ability to attract or maintain customers and counterparty relationships. Following the events of August 1, 2012, Knight took several measures designed to enhance its controls, such as enhancing change management controls and implementing additional market access controls. Knight carefully reviewed the matter internally, including through an internal review conducted under the direction of internal and outside counsel. Knight’s review covered a number of areas, including change management controls, market access controls, software development and implementation. The review is ongoing, however certain measures have been taken to address suggestions stemming from its review – which include, enhancing change management controls and implementing additional market access controls. Since August 1, 2012, Knight took several measures designed to enhance its processes and controls, which have been adopted by KCG, including: appointing a Chief Risk Officer; establishing a formal Risk Committee of its Board; implementing change management controls, which require at different stages an additional layer of review and supervisory approval for significant software installations; adding market access controls designed to more closely monitor outbound routers and enable the rapid automatic shut-down of the routers; and deploying various kill switches for specific applications and market access. KCG will continue to carefully monitor, enhance and strengthen its controls as needed. However, in the event that KCG is not able to restore the confidence of former Knight customers or counterparties as a result of the events of August 1, 2012, KCG may experience reduced business activity in its trading, market making and other businesses, which could adversely impact the results of KCG’s operations.

KCG is highly dependent on key personnel

KCG is highly dependent on a limited number of key personnel. KCG’s success is dependent to a large degree on our ability to retain the services of its existing key executives and to attract and retain additional qualified personnel in the future. Competition for such personnel is intense. The loss of the services of any of KCG’s key executives or the inability to identify, hire and retain necessary highly qualified executive management in the future could have a material adverse effect on KCG’s business, financial condition and operating results.

KCG’s success also depends, in part, on the highly skilled, and often specialized, individuals KCG employs. KCG’s ability to attract and retain management, trading, market-making, sales and technology professionals, as well as quantitative analysts and programmers is important to KCG’s business strategy. KCG strives to provide high quality services that allow it to establish and maintain long-term relationships with its clients. KCG’s ability to do so depends, in large part, upon the individual employees who represent KCG in its dealings with such clients. There can be no assurance that KCG will not lose such professionals due to increased competition or other factors in the future, or that such professionals will not leave KCG voluntarily as a result of the Mergers and/or the integration of Knight and GETCO businesses. The loss of sales, trading or technology professionals, particularly senior professionals with broad industry or technical expertise and long-term relationships with clients, could have a material adverse effect on KCG’s business, financial condition and operating results.

KCG’s failure to achieve and maintain effective internal control in accordance with Section 404 of the Sarbanes-Oxley Act could cause investors to lose confidence in its financial statements and have a material adverse effect on KCG’s business and stock price

Although Knight was subject to the standards contemplated by the Sarbanes-Oxley Act, GETCO and its subsidiaries have not previously been subject to the requirements of Section 404 or 302 of the Sarbanes-Oxley Act. Accordingly, it is possible that KCG’s internal control over financial reporting will not meet all of the requirements of the Sarbanes-Oxley Act.

KCG expects to devote considerable resources, including management’s time and other internal resources, to complying with regulatory requirements relating to internal control and the preparation of financial statements. In particular, these efforts will focus on compliance by GETCO and its subsidiaries with Section 404 and 302 of the Sarbanes-Oxley Act. If KCG cannot successfully integrate the two companies’ financial reporting processes with adequate internal controls over financial reporting, management’s assessment may be negative and/or KCG’s independent registered public accounting firm may be unable to issue an unqualified attestation report on the effectiveness of KCG’s internal control over financial reporting. This could lead to a negative reaction in the financial markets due to a loss in investor confidence, and, in turn, the market price of KCG Class A Common Stock could be materially adversely affected.

Acquisitions, strategic investments, divestitures and other strategic relationships involve certain risks

KCG is the product of strategic relationships and acquisitions, and it may continue to pursue opportunistic strategic acquisitions of, investments in, or divestitures of businesses and technologies.

Acquisitions may entail numerous risks, including difficulties in assessing values for acquired businesses, intangible assets and technologies, difficulties in the assimilation of acquired operations and products, diversion of management’s attention from other business concerns, employee retention issues, assumption of unknown material liabilities of acquired companies, amortization of acquired intangible assets and the potential writedown of goodwill due to impairment, which could reduce future reported earnings, or result in potential loss of clients or key employees of acquired companies. KCG may not be able to integrate successfully certain operations, personnel, services or products that it has acquired or may acquire in the future. Divestitures also entail numerous risks. The divestiture of an existing business could reduce KCG’s future operating cash flows and revenues, make our financial results more volatile, and/or cause a decline in revenues and profits. A divestiture could also cause a decline in the price of KCG Class A Common Stock and increased reliance on other elements of our core business operations. If we do not successfully manage the risks associated with a divestiture, our business, financial condition, and results of operations could be adversely affected. KCG also may not find suitable purchasers for businesses it may wish to divest. In addition, the decision to pursue acquisitions, divestitures or other strategic transactions may jeopardize KCG’s ability to retain the services of its existing key employees and to attract and retain additional qualified personnel in the future. Strategic investments may also entail some of the other risks described above. If these investments are unsuccessful, KCG may need to incur charges against earnings. KCG may build and establish a number of strategic relationships. These relationships and others KCG may enter into in the future may be important to its business and growth prospects. KCG may not be able to maintain these relationships or develop new strategic alliances.

International activities involve certain risks

KCG’s international operations expose it to financial, cultural, regulatory and governmental risks. Approximately 25% of the pro forma combined revenues of Knight and GETCO in the three years ended December 31, 2012, resulted from international operations. The financial services industry in many foreign countries is heavily regulated, much like the U.S., but differences, whether cultural, legal or otherwise, do exist. KCG is exposed to risks and uncertainties, including political, economic and financial instability, changes in requirements, exchange rate fluctuations, staffing challenges and the requisite controls needed to manage such operations. To continue to operate and expand its services globally, KCG will have to comply with the unique legal and regulatory controls of each country in which it conducts, or intends to conduct business, the requirements of which may be onerous or may not be clearly defined. The varying compliance requirements of these different regulatory jurisdictions and other factors may limit KCG’s ability to successfully conduct or expand our business internationally. It may increase KCG’s costs of investment. Additionally, operating international locations involves both execution and reputational risk.

Specifically, in Europe, there are market participants (including the European Commission) that continue to call for regulatory changes, such as transaction taxes or messaging fees, that if widely enacted, would have a material adverse effect on the business, financial condition and operating results of KCG’s European operations. In addition, the MiFID 2/MiFIR proposals described under “Regulatory and legal uncertainties could harm KCG’s business” include many changes likely to affect KCG’s business in Europe. For example, the current proposal would require firms like KCG to conduct all trading on European markets through authorized investment firms. MiFID 2/MiFIR will also require certain types of firms, including KCG, to post firm quotes at competitive prices and will supplement current requirements with regard to investment firms’ risk controls related to the safe operation of electronic systems. MiFID 2/MiFIR may also impose additional requirements on trading platforms on which KCG will trade, such as a minimum order resting time, cancellation fees, circuit breakers, and limits on the ratio of unexecuted orders to trades. Further, public debate in Europe regarding high-frequency trading is leading policymakers to consider laws and regulations that may impact KCG’s business. For example, France and Italy have adopted a financial transactions tax. In addition, in

Germany, proposed legislation could, among other things, place limits on order-to-execution ratios and require all high-frequency traders on German exchanges to be authorized to trade in Germany. Additionally, growing competition in the Asian markets among financial services companies (in addition to increased regulatory scrutiny of proprietary trading activities) could have a material adverse effect on KCG’s Asia business, financial condition and operating results.

KCG may not be able to manage these costs or risks effectively.

Fluctuations in currency exchange rates could adversely affect KCG’s earnings

A significant portion of KCG’s international business is conducted in currencies other than the U.S. dollar, and changes in foreign exchange rates relative to the U.S. dollar can therefore affect the value of non-U.S. dollar net assets, revenues and expenses. Potential exposures as a result of these fluctuations in currencies are closely monitored, and, where cost-justified, strategies are adopted that are designed to reduce the impact of these fluctuations on KCG’s financial performance. These strategies may include the financing of non-U.S. dollar assets with borrowings in the same currency and the use of various hedging transactions related to net assets, revenues, expenses or cash flows. Any material fluctuations in currencies could have a material effect on our operating results.

The market price of KCG’s common stock could fluctuate significantly

The U.S. securities markets in general have experienced significant price fluctuations in recent years. If the market price of KCG Class A Common Stock fluctuates significantly, KCG may become the subject of securities class action litigation which may result in substantial costs and a diversion of management’s attention and resources. KCG’s future quarterly operating results may not consistently meet the expectations of securities analysts or investors, which could have a material adverse effect on the market price of KCG Class A Common Stock.

KCG may not pay dividends

KCG does not currently expect to pay dividends on its common stock. Any determination to pay dividends in the future will be at the discretion of the KCG board of directors and will depend upon among other factors, KCG’s cash requirements, financial condition, requirements to comply with the covenants under its debt instruments and credit facilities, earnings and legal considerations. If KCG does not pay dividends, then the return on an investment in its common stock will depend entirely upon any future appreciation in its stock price. There is no guarantee that KCG Class A Common Stock will appreciate in value or maintain its value.

KCG is a holding company and depends on its subsidiaries for dividends, distributions and other payments

KCG is a legal entity separate and distinct from its broker-dealer and other subsidiaries. KCG’s principal source of cash flow, including cash flow to pay principal and interest on its outstanding debt, will be dividends and distributions from its subsidiaries. There are statutory and regulatory limitations on the payment of dividends or distributions by regulated subsidiaries, such as broker-dealers. If KCG’s subsidiaries are unable to make dividend payments or distributions to it and sufficient cash or liquidity is not otherwise available, KCG may not be able to make principal and interest payments on its outstanding debt and could default on its debt obligations. In addition, KCG’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors.

KCG may be unable to remain in compliance with the financial maintenance and other affirmative and negative covenants contained in its debt instruments and the obligation to comply with such covenants may adversely affect its ability to operate its business

KCG’s current debt instruments contain financial maintenance and other affirmative and negative covenants that impose significant requirements on KCG and limit its ability to engage in certain transactions or activities. In addition, in the future KCG may enter into other debt instruments with covenants different from, and potentially more onerous than, those expected to be included in the KCG debt facilities. These covenants could limit KCG’s flexibility in managing its businesses. Further, there can be no assurance that KCG will be able to generate sufficient earnings to enable KCG to satisfy the financial maintenance and other affirmative and negative covenants included in its debt instruments. In the event that KCG is unable to either comply with these restrictions and other covenants or obtain waivers from its lenders, KCG would be in default under these debt instruments and, among other things, KCG’s debt could be accelerated by its lenders. In such case, KCG might not be able to repay its debt or borrow sufficient funds to refinance its debt on commercially reasonable terms, or on terms that are acceptable to KCG, resulting in a default on its debt obligations, which could have an adverse effect on its financial condition.

In connection with the Mergers, KCG entered into the first lien credit facility and assumed the senior secured second lien notes, which contain customary affirmative and negative covenants for facilities of their type and customary exceptions, qualifications and “baskets”. The negative covenants include, among other things, limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, prepayments of other indebtedness, modifications of organizational documents and other material agreements, restrictions on subsidiaries, capital expenditures, issuance of capital stock, negative pledges and business activities.

The first lien credit facility also has financial maintenance covenants establishing a maximum consolidated first lien leverage ratio, a minimum consolidated interest coverage ratio and a minimum consolidated tangible net worth.

KCG is required to make a $235.0 million amortization payment with respect to the first lien credit facility on July 1, 2014, which may be difficult for KCG to make unless KCG has sufficient cash from operations and from sales of non-core or non-strategic assets

KCG is required to make a $235.0 million amortization payment with respect to the first lien credit facility on July 1, 2014, the first anniversary of the closing date of the facility. KCG expects to fund the $235.0 million amortization payment from available cash on the balance sheet from continuing operations and, to the extent required, any proceeds from, and funds released from capital requirements as a result, of the sale of any non-core or non-strategic assets, including Urban. There is no assurance, however, that KCG will have sufficient cash on its balance sheet by the time the amortization payment is required to be made to make the $235.0 million amortization payment, or that KCG will be able to sell non-core or non-strategic assets, or obtain sufficient funds from the sale of such assets, to make up for any shortfall. Further, there can be no assurance that KCG will be able to complete the sale of Urban prior to July 1, 2014 or at all. If KCG is unable to make the $235.0 million amortization payment, it would constitute a default under the planned first lien credit facility, which could in turn constitute a default under its other debt obligations, including the senior secured second lien notes. KCG’s ability to make the required amortization payment or alternatively refinance its indebtedness will depend on its future performance, its ability to generate cash flow, its ability to sell non-core and non-strategic assets, and market conditions, each of which is subject to economic, financial, competitive and other factors beyond our control.

KCG’s futures business will present various risks

Knight acquired certain assets of the futures division of Penson Financial Services, Inc. in June 2012, and KCG’s continuation of this business, which we refer to as the futures commission merchant, or FCM, business, presents various risks. The FCM business is relatively new, and moreover, client activities could expose KCG to several risks including the risk that an FCM client is unable to fulfill its contracted obligation as KCG guarantees the performance of its clients to the respective clearing houses or other brokers. There can be no assurance that KCG will be able to manage the credit risk effectively, or that KCG will profitably operate the FCM business. Additionally, the bankruptcy of MF Global Holdings, Ltd., Penson Financial Services, Inc. and the fraud allegations against Peregrine Financial Group Inc. in 2012 have led to increased regulatory scrutiny and decreased client confidence in the U.S. futures industry. As has been widely reported in the news media, MF Global Holdings, Ltd. declared bankruptcy in October of 2011 following a liquidity crisis that prevented it from meeting contractual trading obligations. Penson Financial Services, Inc. declared bankruptcy in January of 2013 citing a decrease in counterparty trading activity and a resulting decline in revenue due to customer concerns regarding its financial viability. Following its filing for bankruptcy, Peregrine Financial Group, Inc. and its Chief Executive Officer were accused of embezzling over $200 million of customer funds over a period of approximately 20 years. These circumstances may result in reduced client confidence in the futures industry, and clients may become increasingly unwilling to trade with a futures firm if such firm is perceived as unsafe, if its financial viability is in question or if it is subject to other reputational risk. Further, futures clients may become increasingly sensitive to the fact that their assets may be frozen or become unrecoverable in the event a futures firm becomes illiquid or declares bankruptcy. Any additional regulatory restrictions enacted in response to these developments could be costly or KCG may be unable to comply. Reduced client confidence in the futures industry or the FCM business could lead to significantly decreased trading volume and a loss of, or inability to attract, client assets. Additionally, KCG may be exposed to regulatory risk if it is not in compliance with the various rules and regulations that apply to custodians of client funds. If any of these risks were to materialize, they could cause KCG to experience losses that could affect the profitability of KCG’s FCM business and potentially restrict KCG’s ability to grow the FCM business.